Exhibit 10.82

CONTINUING GUARANTY

This Continuing Guaranty (“Guaranty”) is effective as of May 30, 2003 by JACOB Y. TERNER, M.D. (“Guarantor”), in favor of PROSPECT MEDICAL GROUP, INC., a California professional corporation (“PMG”).

RECITALS

A.                                   PMH is indebteded to PMG for all amounts reflected as an inter-company receivable on the records of Secured Party and an inter-company payable on the records of PMH (“Inter-Company Debt”).

B.                                     Effective, September 30, 2001, PMG demanded a continuing guaranty of that amount of the Inter-Company Debt which is required to provide PMG with a positive net tangible equity (the “TNE Guaranteed Amount”).  The TNE Guaranteed Amount is derived by deducting the then net worth of PMG from the Inter-Company Debt.  For the fiscal year ended September 30, 2001, the Inter-Company Debt was $10,086,609 and the TNE Guaranteed Amount was $4,250,000.  For the fiscal year ended September 30, 2002, the TNE Guaranteed Amount had been reduced to $3,616,400.

C.                                     A continuing guaranty (“Original Continuing Guaranty”), and a pledge of collateral satisfactory to PMG to secure performance of the Original Continuing Guaranty, was provided by Foothill City Center, Ltd., a California limited partnership (the “Partnership”), effective, September 30, 2001, an entity in which Guarantor had, and continues to have, a substantial ownership interest, consisting of a .10% general partnership interest and a 60.517% limited partnership interest.

D.                                    In exchange for the Original Continuing Guaranty and the pledge of security from the Partnership, PMG agreed to forbear declaring due and payable and collecting the Inter-Company Debt.

D.                                    Guarantor is President, Chief Executive Officer and sole shareholder of Secured Party, and the Chief Executive Officer of Prospect Medical Holdings, Inc. and has executed this Guaranty whereby Guarantor becomes the guarantor of the TNE Guaranteed Amount in replacement of the Partnership effective May 30, 2003.

E.                                      PMG has agreed to forbear declaring due and payable and collecting the Inter-Company Debt in exchange for this Guaranty and the pledge of collateral described in that Pledge Agreement dated simultaneously herewith (the “Pledge Agreement”), as further provided in that Forbearance Agreement executed simultaneously herewith (the “Forbearance Agreement”).

F.                                      In consideration of PMG’s and PMH’s covenants contained in a Collateral Substitution Agreement executed simultaneously herewith (the “Collateral Substitution Agreement”), Guarantor has agreed to execute this Continuing Guaranty and the Pledge Agreement.

NOW, THEREFORE, in order to induce PMG to enter into the Forbearance Agreement, and in consideration of the other covenants and agreements described in the foregoing recitals, Guarantor hereby agrees as follows:

1.                                       Guaranty.  Guarantor absolutely and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration, or otherwise, of up to, but not exceeding, the TNE Guaranteed Amount (hereafter referred to as the “Obligations”).

2.                                       Guaranty Absolute.

a.                                       Guarantor guarantees that the Obligations will be paid and performed by PMH in accordance with the terms of the Debt Documents (as defined below), regardless of any law, regulation, or order now or later in effect in any jurisdiction affecting any of the terms or the rights of PMG with respect to that. The liability of Guarantor under this Guaranty will be absolute and unconditional irrespective of:

i.                                          any lack of validity or enforceability of any document or instrument now existing or hereafter drafted evidencing or relating to the Obligations (collectively, the “Debt Documents”);

ii.                                       any change in the time, manner, or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or any consent to departure from any of the Debt Documents, including, without limitation, modifications, extensions (including extensions beyond and after the original term), or renewals of payment dates, changes in interest rate, or the advancement of additional funds by PMG in its discretion;

iii.                                    any exchange, release, or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for any of the Obligations; or

iv.                                   any other circumstance that might otherwise constitute a defense available to, or a discharge of, PMH in respect of the obligations of Guarantor under this Guaranty.

b.                                      Regardless of any termination of this Guaranty or the cancellation of any of the Debt Documents or any other agreement evidencing the Obligations, if at any time any payment of any of the Obligations (from any source) is rescinded, repaid, or must otherwise be returned by PMG due to the insolvency, bankruptcy, or reorganization of PMH or Guarantor, or for any other circumstance, this Guaranty will continue to be effective or be reinstated, as the case may be, as though that payment had not been made.

3.                                       Guaranty Independent; Waivers.

a.                                       Guarantor agrees that:

i.                                          the obligations under this Guaranty are joint and several and are independent of and in addition to the undertakings of PMH pursuant to the Debt Documents,  any evidence of indebtedness issued in connection with the Debt, any deed of trust or security agreement given to secure the Obligations, any other guaranties given in connection with the Obligations, and any other obligations of Guarantor to PMG;

ii.                                       a separate action may be brought to enforce the provisions of this Guaranty whether PMH is a party in any action or not;

iii.                                    PMG may at any time, or from time to time, in its sole discretion:

(1)                                  extend or change the time of payment or performance or the manner, place, or terms of payment or performance of any of the Obligations;

(2)                                  subject to the terms of the Collateral Substitution Agreement, exchange, release, or surrender any of the collateral security, or any part of it, by whomever deposited, which is now or may later be held by PMG in connection with any of the Obligations;

(3)                                  sell or purchase any of the collateral at public or private sale, or at any broker’s board, in the manner permitted by law, and after all costs and expenses of every kind for collection, sale, or delivery, the net proceeds of any sale may be applied by PMG on any of the Obligations; and

(4)                                  settle or compromise any of the Obligations, or subordinate the payment of any of the Obligations to the payment of any other debts or claims, that may at any time be due or owing to PMG or any other person or corporation; and

(5)                                  PMG will be under no obligation to marshal any assets in favor of Guarantor or in payment of any of the Obligations.

b.                                      Guarantor waives:

i.                                          presentment, demand, protest, notice of acceptance, notice of dishonor, notice of nonperformance, and any other notice with respect to any of the Obligations and this Guaranty, and promptness in commencing suit against any party, or in giving any notice to or making any claim or demand on Guarantor;

ii.                                       any right to require PMG to proceed against PMH, proceed against or exhaust any security held from PMH, or pursue any remedy in PMG’s power;

iii.                                    any defense based on any legal disability or other defense of PMH, any other guarantor, or other person or by reason of the cessation or limitation of the liability of PMH from any cause other than full payment of the Obligations;

iv.                                   any defense based on any lack of authority of the officers, directors, partners, or agents purporting to act on behalf of PMH or any principal of PMH or any defect in the formation of PMH or any principal of PMH;

v.                                      to the fullest extent permitted by law, all rights and benefits under Civil Code § 2809 purporting to reduce a guarantor’s obligations in proportion to the principal obligation;

vi                                      any defense based on the application by PMH of the proceeds of the Obligations for purposes other than the purposes represented by PMH to PMG or intended or understood by PMG or Guarantor;

vii.                                any defense it may acquire by reason of PMG’s election of any remedy against it or PMH or both, including, without limitation, election by PMG to exercise its rights under the power of sale in the Deed of Trust and the consequent loss by Guarantor of the right to recover any deficiency from PMH;

viii.                             any defense based on PMG’s failure to disclose to Guarantor any information concerning PMH’s financial condition or any other circumstances bearing on PMH’s ability to pay the Obligations;

ix.                                     any defense based on any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

x.                                        any defense based on PMG’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute;

xi.                                     any defense based on any borrowing or any grant of a security interest under § 364 of the Federal Bankruptcy Code;

xii.                                  any right of subrogation, contribution, or reimbursement against PMH, any right to enforce any remedy that PMG has or may in the future have against PMH, any other right that PMG may now or later acquire against PMH that arises from the existence or performance of Guarantor’s obligations under this Guaranty or would arise with respect to the Obligations, and any benefit of, and any right to participate in, any security for the Obligations now or in the future held by PMG;

xiii.                               the benefit of any statute of limitations affecting the liability of Guarantor or the enforcement of the Guaranty, including, without limitation, any rights arising under Code of Civil Procedure § 359.5; and

xiv.                              to the fullest extent permitted by law, all rights and benefits under Code of Civil Procedure § 580a, purporting to limit the amount of any deficiency judgment that might be recoverable following the occurrence of a trustee’s sale under a deed of trust; Code of Civil Procedure § 580b, stating that no deficiency may be recovered on a real property purchase money obligation; and Code of Civil Procedure § 580d, stating that no deficiency may be recovered on a note secured by a deed of trust on real property in case the real property is sold under the power of sale contained in the deed of trust, if those statutory sections have any application.

Guarantor agrees that the payment of all sums payable under any of the Obligations or any other act that tolls any statute of limitations applicable to the Obligations will similarly operate to toll the statute of limitations applicable to Guarantor’s liability. Without limiting the generality of the foregoing or any other provision of this Guaranty, Guarantor expressly waives all benefits that might otherwise be available to Guarantor under Civil Code §§ 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899, and 3433 and Code of Civil Procedure §§ 580a, 580b, 580d, and 726, or similar sections.

c.                                       Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise. Furthermore, Guarantor understands and acknowledges that if Bank forecloses judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that Guarantor may have to seek reimbursement, contribution, or indemnification from PMH or others based on any right Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this provision, the potential impairment or destruction of Guarantor’s rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on Code of Civil Procedure § 580d, as interpreted in Union Bank v Gradsky (1968, 2nd Dist) 265 Cal App 2d 40, 71 Cal Rptr 64. By executing this Guaranty, Guarantor freely, irrevocably, and unconditionally:

i.                                          waives and relinquishes that defense, and agrees that Guarantor will be fully liable under this Guaranty even though PMG may foreclose judicially or nonjudicially against any real property security for the Obligations;

ii.                                       agrees that Guarantor will not assert that defense in any action or proceeding that PMG may commence to enforce this Guaranty;

iii.                                    acknowledges and agrees that the rights and defenses waived by Guarantor under this Guaranty include any right or defense the Guarantor may have or be entitled to assert based upon or arising out of any one or more of Code of Civil Procedure §§ 580a, 580b, 580d, or 726, or Civil Code § 2848; and

iv.                                   acknowledges and agrees that PMG is relying on this waiver in entering into the Forbearance Agreement, and that this waiver is a material part of the consideration that PMG is entering into the Forbearance Agreement.

4.                                       Does Not Supersede Other Guaranties.  The obligations of Guarantor will be in addition to any obligations of Guarantor under any other guaranties of the Obligations or any obligations of PMH or any other persons or entities previously given or later to be given to PMG, and this Guaranty will not affect or invalidate any other guaranties. The liability of Guarantor to PMG will at all times be deemed to be the aggregate liability of Guarantor under the terms of this Guaranty and of any other guaranties previously or later given by Guarantor to PMG.

5.                                       Representations and Warranties.  Guarantor represents and warrants as follows:

a.                                       Power and Authority.  Guarantor has the requisite power and authority to execute and deliver this Guaranty, and thus, even if the guaranty is not enforceable as a contract, it may be enforceable on a theory of equitable estoppel.

b.                                      Validity of Guaranty.

i.                                          The execution, delivery, and performance by Guarantor of this Guaranty, the Deed of Trust and the Debt Documents are within the power of Guarantor, have been duly authorized by all requisite action, have received all necessary governmental approval, and will not violate any provision of law, any order of any court or agency of government, or any indenture, agreement, or any other instrument to which Guarantor is a party or by which Guarantor or its property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and lapse of time) a default under any indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature on any of its property or assets, except as contemplated by the provisions of the Deed of Trust.

ii.                                       This Guaranty, the Deed of Trust and the Debt Documents when delivered to PMG, will constitute a legal, valid, and binding obligation enforceable against Guarantor in accordance with its terms.

c.                                       Other Arrangements.  Guarantor is not a party to any agreement or instrument materially and adversely affecting Guarantor’s present or proposed business, properties, or assets, or operations or conditions (whether financial or otherwise); and Guarantor is not in default in the performance, observance, or fulfillment of any of the material obligations, covenants, or conditions in any agreement or instrument to which Guarantor is a party.

d.                                      Other Information.  All other reports, papers, and written data and information given to PMG by Guarantor with respect to Guarantor are accurate and correct in all material respects and complete insofar as completeness may be necessary to give PMG a true and accurate knowledge of the subject matter.

e.                                       Litigation.  There is not now pending against or affecting Guarantor, nor to the knowledge of Guarantor is there threatened, any action, suit, or proceeding at law or in equity or by or before any administrative agency that, if adversely determined, would materially impair or affect the financial condition or operations of Guarantor.

f.                                         Taxes.  Guarantor has filed all federal, state, provincial, county, municipal, and other income tax returns required to have been filed by Guarantor and has paid all taxes that have become due pursuant to the returns or pursuant to any assessments received by Guarantor, and Guarantor does not know of any basis for any material additional assessment against it in respect of those taxes.

6.                                       Affirmative Covenants.  Guarantor covenants and agrees that, so long as any part of the Obligations remains unpaid, Guarantor will do the following, unless PMG otherwise consents in writing:

a.                                       Taxes Affecting Guarantor.  File all federal, state, provincial, county, municipal, and other income tax returns required to be filed by it and pay, before they become delinquent, all taxes that become due pursuant to those returns or pursuant to any assessments received by it.

b.                                      Compliance with Law.  Promptly and faithfully comply with all laws, ordinances, rules, regulations, and requirements, both present and future, of every governmental authority or agency having jurisdiction that may be applicable to it.

c.                                       Books and Records.  Maintain complete books of accounts and other records reflecting the results of its operations, in a form reasonably satisfactory to PMG, and furnish to PMG any information about the financial condition of Guarantor that PMG reasonably requests.

PMG will have the right, at all reasonable times and on reasonable notice, to audit (at Guarantor’s sole cost and expense) Guarantor’s books of account and records, all of which will be made available to PMG or PMG’s representatives for that purpose, from time to time, on PMG’s request.

7.                                       Amendments or Waiver.  No amendment or waiver of any provision of this Guaranty or consent to any departure from any provision by Guarantor will be effective unless it is in writing and signed by PMG, and then the waiver or consent will be effective only in the specific instance and for the specific purpose for which it is given. No notice to or demand on Guarantor will in any case entitle it to any other or further notice or demand in similar or other circumstances.

8.                                       Notices.  All notices that may be required or otherwise provided for or contemplated under the terms of this Guaranty for any party to serve on or give to any other, will, whether so stated, be in writing, and if not in writing, will not be deemed to have been given, and be either personally served or sent with return receipt requested by registered or certified mail with postage prepaid (including registration or certification charges) in a securely enclosed and sealed envelope, sent to the following addresses:

a.	If to Guarantor, addressed to:

Jacob Y. Terner, M.D.
205 Chautaugua Boulevard
Pacific Palisades, CA 90272

b.	If to PMG, addressed to:

Prospect Medical Group, Inc.
6083 Bristol Parkway, Suite 100
Culver City, CA 90230
Attention: Mr. R. Stewart Kahn

These addresses may be changed from time to time by written notice to the other parties given in the same manner. Any matter served on or sent to Guarantor or PMG in this manner will be deemed sufficiently given for all purposes on the date three (3) days following the date it was deposited in a United States Post Office, except that notices of changes of address will not be effective until actual receipt.

9.                                       No Waiver; Remedies.  No failure on the part of PMG to exercise and no delay in exercising any right or remedy will operate as a waiver; nor will PMG be estopped to exercise any right or remedy at any future time because of any failure or delay; nor will any single or partial exercise of any right or remedy preclude any other or further exercise or the exercise of any other right or remedy. The remedies provided are cumulative and not exclusive of any remedies provided by law.

10.                                 Continuing Guaranty; Transfer of Note.  This Guaranty is a continuing guaranty and will:

a.                                       subject to the provisions of section 2(b), remain in full force and effect until payment in full of the indebtedness and the Obligations and all other amounts payable under this Guaranty;

b.                                      be binding on Guarantor; and

c.                                       inure to the benefit of and be enforceable by PMG and its successors, transferees, and assigns.

Without limiting the generality of subsection 10(c), PMG may assign or otherwise transfer the Debt Documents, this Guaranty and the Deed of Trust to any other person, and that other person will become vested with all the rights granted to PMG.

11.                                 Subordination.  Any indebtedness of PMH now or later held by Guarantor is subordinated to the indebtedness of PMH to PMG, and any indebtedness of PMH to Guarantor will, if PMG requests, be collected, enforced, and received by Guarantor as trustee for PMG and be paid over to PMG, but without reducing or limiting in any manner the liability of Guarantor under the other provisions of this Guaranty.

12.                                 No Duty.  Guarantor assumes the responsibility for keeping informed of the financial condition of PMH and of all other circumstances bearing on the risk of nonpayment of the Obligations, and agrees that PMG will have no duty to advise Guarantor of any information known to PMG regarding any financial condition or circumstances.

13.                                 Waiver of Right to Trial by Jury.  Guarantor waives any right to trial by jury with respect to any action or proceeding:

a.                                       brought by Guarantor, PMH, PMG, or any other person relating to:

i.                                          the Obligations or any understandings or prior dealings between the parties;

ii.                                       this Guaranty or the Deed of Trust;

iii.                                    the Debt Documents; or

b.                                      to which PMG is a party.

Guarantor agrees that this Guaranty constitutes a written consent to waiver of trial by jury pursuant to the provisions of Code of Civil Procedure § 631, and Guarantor appoints PMG its attorney-in-fact, which appointment is coupled with an interest, and Guarantor authorizes PMG in the name, place, and stead of Guarantor to file this Guaranty with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

               [Initials of guarantor]

14.                                 Bankruptcy of PMH.  Regardless of any modification, discharge, or extension of the Obligations or any amendment, modification, stay, or cure of PMG’s rights that may occur in any bankruptcy or reorganization case or proceeding concerning PMH, whether permanent or temporary and whether assented to by PMG, Guarantor agrees that it will be obligated to pay and perform the Obligations and discharge its other obligations in accordance with the terms of the Obligations and the terms of this Guaranty in effect on the date of this Guaranty. Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed all risks of a bankruptcy or reorganization case or proceeding with respect to PMH. As an example, and not in any way of limitation, a subsequent modification of the Obligations in any reorganization case concerning PMH will not affect the obligation of Guarantor to perform the Obligations in accordance with their original terms.

15.                                 Entire Agreement.  This Guaranty is intended as a final expression of this agreement of guaranty and is intended also as a complete and exclusive statement of the terms of this agreement. No course of prior dealings between Guarantor and PMG, no usage of the trade, and no parol or extrinsic evidence of any nature will be used or will be relevant to supplement, explain, contradict, or modify the terms or provisions of this Guaranty.

16.                                 Governing Law.  This Guaranty will be governed by and construed in accordance with the laws of California.

17.                                 Miscellaneous.

a.                                       Time is of the essence.

b.                                      The obligations and promises will be joint and several undertakings of each of the persons executing this Guaranty, and PMG may proceed against any one or more of those persons without waiving its right to proceed against any of the others.

c.                                       Any married person who signs this instrument expressly agrees that recourse may be had against his or her separate property for all of her or his obligations under this Guaranty.

d.                                      If any term, provision, covenant, or condition or any application is held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants, and conditions and all applications not held invalid, void, or unenforceable will continue in full force and will in no way be affected.

e.                                       This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when executed and delivered will be deemed to be an original, and all counterparts taken together will constitute one and the same instrument.

f.                                         Section headings in this Guaranty are included for convenience of reference only and do not constitute a part of this Guaranty for any other purpose.

BY AFFIXING HIS SIGNATURE HERETO, GUARANTOR REPRESENTS THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH HIS OWN LEGAL COUNSEL REGARDING THE TERMS OF THIS CONTINUING GUARANTY, THE PLEDGE AGREEMENT AND THE FORBEARANCE AGREEMENT AND IS NOT RELYING ON MILLER & HOLGUIN, LEGAL COUNSEL TO PMG, FOR LEGAL ADVICE IN CONNECTION WITH HIS EXECUTION, DELIVERY AND PERFORMANCE OF SUCH AGREEMENTS.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first above written.

Guarantor:

/s/ Jacob Y. Terner, M.D
Jacob Y. Terner, M.D.